Exhibit 10.2

[Form of Offer Letter]

[Date]

Kenneth E. Puzder
180 NE 4th Avenue, Unit 201
Delray Beach, Florida 33483

RE: LETTER OF OFFER OF EMPLOYMENT – Chief Financial Officer

Dear Mr. Puzder

Following our recent discussions, we are delighted to offer you the position of Chief Financial Officer with Exactus, Inc. If you join Exactus, you will become part of a fast-paced and dedicated team that works together to provide our customers, business partners and employees with the highest possible level of service and support.

As a member of the Executive team, we would ask for your commitment to deliver outstanding quality and results. In addition, we expect your personal accountability in all the products, actions, advice and results that you provide as a representative of Exactus. In return, we are committed to providing you with every opportunity to learn, grow and stretch to the highest level of your ability and potential.

We are confident you will find this new opportunity both challenging and rewarding. The following points outline the terms and conditions we are proposing.

Title: Chief Financial Officer

Start date: July 15, 2019

Salary: $120,000.00

Signing Bonus (Payable within 90 days from the date of this agreement): $20,000.00, to be deducted from future bonuses

Stock Options: ______________________________________

Group benefits: You will be eligible to participate in the company’s Group Benefit Plans, in accordance with company policy.

Reporting relationship: You will be reporting to the Company’s Board of Directors.

Vacation: You will be eligible for paid time off in accordance with company policy.

This arrangement may be terminated by either party within two weeks of the date of this Offer Letter and upon notice in writing to either party.

We look forward to the opportunity to work with you in an atmosphere that is successful and mutually challenging and rewarding.
Sincerely,

Philip J. Young
Chief Executive Officer
Exactus, Inc.

With the signature below, I accept this offer for employment.

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